UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

Outbrain Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 19th Street
New York, NY 10011
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 867-0149

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 3, 2025, Outbrain Inc. (the “Company” or “Outbrain”) consummated the previously announced acquisition (the “Acquisition”), of all of the issued and outstanding equity interests of TEADS (“Teads”) from Altice Teads S.A. (“Altice Teads”).

The events described in this Current Report on Form 8-K took place in connection with the closing of the Acquisition.

Item 1.01.
Entry into a Material Definitive Agreement.

Amendment of the Share Purchase Agreement

On August 1, 2024, Outbrain entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Teads and Altice Teads S.A., to acquire all of the issued and outstanding equity interests of Teads from Altice Teads.

Under the terms of the Share Purchase Agreement, the consideration to be paid at the closing of the Acquisition was: (a) a cash payment of $725 million, subject to certain customary adjustments; (b) 35 million newly issued shares of common stock, par value $0.001 per share, of Outbrain (the “Common Stock”) and (c) 10.5 million newly issued Series A Convertible Preferred Shares, par value $0.001 per share, of Outbrain (the “Preferred Stock”). Additionally, Altice Teads was entitled to a deferred cash payment from Outbrain in an amount equal to $25 million, payable after the closing of the Acquisition in one or more installments, to the extent permitted to be paid in compliance with the covenants under the debt financing agreements entered into by Outbrain in connection with the Acquisition (the “Deferred Payment”).

On February 3, 2025, the parties entered into Amendment Number 1 to the Share Purchase Agreement (the “SPA Amendment”). Under the SPA Amendment, the consideration paid at the closing of the Acquisition was: (a) a cash payment of $625 million, subject to certain customary adjustments; and (b) 43.75 million shares of Common Stock.

The parties also agreed to make certain changes to the forms of Stockholder Agreement and Registration Rights Agreement originally attached to the Share Purchase Agreement to reflect the elimination of the creation and issuance of the Preferred Stock, as well as the elimination of the Deferred Payment.

The foregoing description of the SPA Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the SPA Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Credit Agreement

On February 3, 2025 (the “Credit Facilities Closing Date” or “Acquisition Closing Date”), Outbrain and its wholly-owned subsidiary, OT Midco Inc. (“Midco”), entered into a credit agreement (the “Credit Agreement”) among the Company, Midco, the additional borrowers party thereto from time to time, Goldman Sachs Bank USA, as sole administrative agent (in such capacity, the “Administrative Agent”) and swingline lender, U.S. Bank Trust Company, National Association, as the collateral agent, and the lenders, issuing banks and arrangers party thereto from time to time.  The Credit Agreement provides for (a) a super senior secured revolving credit facility in an aggregate principal amount of $100,000,000 (the “Revolving Facility”) and (b) a senior secured bridge term loan credit facility in an aggregate principal amount of $625,000,000 (the “Bridge Facility” and, together with the Revolving Facility, the “Credit Facilities”).  The Bridge Facility matures on February 2, 2026, which may be extended, at the Company’s option and subject to payment of an extension fee equal to 1.00% of the aggregate principal amount of loans under the Bridge Facility (“Bridge Loans”) then outstanding, to February 2, 2027, and the Revolving Facility matures on February 3, 2030 (the “Stated RCF Maturity Date”); provided that if any indebtedness that refinances the Bridge Facility remains outstanding on the date that is 91 days prior to the maturity date thereof (such date, the “Springing RCF Maturity Date”), the maturity date with respect to the Revolving Facility shall instead be the Springing RCF Maturity Date.

Up to $10,000,000 of the Revolving Facility is available in the form of letters of credit and up to $20,000,000 of the Revolving Facility is available in the form of swingline loans.  The Company may seek incremental commitments under the Revolving Facility from lenders or other financial institutions up to an aggregate principal amount equal to the greater of $62,500,000 and 25% of the Company’s EBITDA (as defined in the Credit Agreement).  The Revolving Facility lenders will not be under any obligation to provide any such incremental commitments, and any such increase in commitments will be subject to certain customary conditions precedent.

Additional wholly-owned subsidiaries of the Company organized in certain jurisdictions may become borrowers under the Revolving Facility from time to time.

The Credit Facilities will be senior secured obligations of the Company, Midco and the Credit Facilities Guarantors (as defined below), provided, that, with respect to the application of proceeds from enforcement or distressed disposals of collateral, the Revolving Facility will rank super senior to other senior secured indebtedness of the Company, Midco and the Credit Facilities Guarantors, including the Bridge Facility.

On the Credit Facilities Closing Date, Midco borrowed $625,000,000 in aggregate principal amount of Bridge Loans.  The proceeds of the Bridge Loans were used to finance the consideration of the Acquisition, to repay amounts outstanding under the 2021 Loan Agreement (as defined below) and to pay related transaction fees, costs and expenses.  The Revolving Facility may be used for working capital and other general corporate purposes of the Company and its subsidiaries.

The Bridge Loans will bear interest, at the Company’s option, at (a) a secured overnight financing rate (“Term SOFR”), subject to a “zero” floor, plus an interest rate margin of 4.75% per annum or (b) an alternate base rate plus an interest rate margin of 3.75% per annum, in each case subject to an increase by 0.50% on each three-month anniversary of the Credit Facilities Closing Date.  In addition, for so long as any Bridge Loans remain outstanding, the Bridge Facility accrues a duration fee equal to 0.25% of the aggregate principal amount of outstanding Bridge Loans.  Loans under the Revolving Facility (the “Revolving Loans”) will bear interest, at the Company’s option, at (x) Term SOFR, subject to a “zero” floor, plus an interest rate margin of 4.25% per annum or (y) an alternate base rate plus an interest rate margin of 3.25% per annum.  In addition, the Revolving Facility accrues an unused commitment fee at a rate ranging from 0.375% to 0.50%, depending on the Company’s senior secured net leverage ratio, as set forth in the Credit Agreement.

The Bridge Loans and the Revolving Loans are not subject to scheduled amortization payments. The Bridge Facility is subject to mandatory prepayments in the event of the incurrence of certain indebtedness and certain asset sales, equity issuances and dispositions, in each case subject to the limitations and exceptions set forth in the Credit Agreement.  The Company may voluntarily prepay loans under the Credit Facilities and reduce commitments under the Revolving Facility at any time without premium or penalty (subject to breakage costs).

The Company’s obligations as borrower under the Revolving Facility and Midco’s obligations as borrower under the Bridge Facility are initially (a) guaranteed, jointly and severally, fully and unconditionally, on a senior secured basis, by the Company, Midco and each of the Company’s wholly-owned material subsidiaries organized in the United States and certain other jurisdictions, as specified in the Credit Agreement (such subsidiaries, the “Credit Facilities Guarantors”), and (b) secured by a lien on substantially all assets of the Company, Midco and the Credit Facilities Guarantors (subject to customary exceptions, and subject to other prior ranking liens permitted by the Credit Agreement).  The obligations of the Company, Midco and any additional borrower under the Credit Facilities will continue to be guaranteed by, and secured by a lien on substantially all assets of, subsidiaries of the Company that, together with the borrowers, in the aggregate, directly account for 80% of the consolidated EBITDA and total assets of the Company and its subsidiaries, subject to certain limitations set forth in the Credit Agreement.

Under the Credit Facilities, there are a number of affirmative and negative covenants, that among other things, will restrict, subject to certain exceptions, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends on, redeem or repurchase our capital stock;

•	make certain other restricted payments and investments;

•	create or incur certain liens;

•	impose restrictions on the ability of subsidiaries to pay dividends or other payments to the Company;

•	transfer or sell certain assets;

•	merge or consolidate with other entities; and

•	enter into certain transactions with affiliates.

The Credit Agreement includes a customary springing financial covenant with respect to the Revolving Facility that will require the Company and its restricted subsidiaries to comply with a maximum senior secured net leverage ratio from and after the fiscal quarter ending September 30, 2025, in the event that utilization under the Revolving Facility exceeds 40%.

The Credit Agreement contains customary events of default, including, among other things, payment default, cross default, judgment default and certain provisions related to bankruptcy events, subject to cure and grace periods in certain cases.  If an event of default occurs under the Credit Agreement, the lenders may, among other things, terminate their commitments and declare all outstanding borrowings immediately due and payable.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.
Termination of a Material Definitive Agreement.

On the Credit Facilities Closing Date, in connection with the entry into the Credit Agreement described above, the Company repaid in full all indebtedness and other obligations outstanding under, and terminated, the Second Amended and Restated Loan and Security Agreement, dated as of November 2, 2021, by and among the Company, Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, Zemanta Holding USA Inc. and Zemanta Inc. (as amended, modified, supplemented or restated from time to time, the “2021 Loan Agreement”).

Item 2.01.
Completion of Acquisition or Disposition of Assets.

On February 3, 2025, the parties consummated the closing of the Acquisition on the terms contemplated by the Share Purchase Agreement, as amended by the SPA Amendment.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.02.
Results of Operations and Financial Condition.

On February 3, 2025, the Company announced select preliminary results for the fourth quarter and year ended December 31, 2024, which are included in the press release furnished as Exhibit 99.1 hereto and are incorporated herein by reference.

Preliminary Estimated Unaudited Financial Information for the Quarter and Year Ended December 31, 2024.

Set forth below is selected preliminary estimated unaudited financial information for each of Outbrain and Teads on a standalone basis and on a combined company basis for the quarter and year ended December 31, 2024.

These estimates have been prepared by, and are the responsibility of, management. Outbrain’s independent auditor, KPMG LLP, have not reviewed the Outbrain preliminary financial information nor has it performed any procedures with respect to the Outbrain preliminary financial information. Teads’ independent auditor, Deloitte Audit S.à r.l., have not reviewed the Teads preliminary financial information nor has it performed any procedures with respect to the Teads preliminary financial information.

The combined company preliminary financial information represents the summation of the standalone preliminary financial information prepared by Outbrain in accordance with U.S. GAAP and the standalone preliminary financial information prepared by Teads in accordance with IFRS.  This combined company preliminary financial information has not been prepared in accordance with Article 11 of Regulation S-X and does not give effect to the pro forma adjustments required in connection with the preparation of pro forma financial information in accordance with Article 11 of Regulation S-X, including conversion from IFRS to U.S. GAAP, and is not indicative of what the combined company’s performance would have been had Outbrain and Teads been a combined company for the periods presented under U.S. GAAP. As a result, the combined company preliminary financial information presented below could materially differ from financial information determined in accordance with Article 11 of Regulation S-X.

The preliminary financial information set forth below is based solely on information available to the management of Outbrain and Teads as of the date hereof and is subject to change. The actual financial results of each of Outbrain and Teads for the quarter and year ended December 31, 2024 may differ (and such differences may be material) from these preliminary estimates due to the completion of Outbrain’s and Teads’ financial closing procedures and annual audit. The preliminary estimates presented below are subject to final adjustments and other developments that may arise between the date hereof and the time that the results for the quarter and year ended December 31, 2024 for each of Outbrain and Teads are finalized. Accordingly, you should not place undue reliance on this preliminary estimated financial information, as it may differ materially from the actual results.

Outbrain Preliminary Estimated Financial Information

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(in thousands)	(estimated)	(actual)	(estimated)	(actual)
Revenue	$234,586	$248,229	$889,875	$935,818
Ex-TAC Gross Profit(1)(2)	$68,339	$63,804	$236,144	$227,369
Adjusted EBITDA(1)(3)	$16,963	$14,004	$37,300	$28,455

(1)
Ex-TAC Gross Profit  and Adjusted EBITDA are non-GAAP financial measures. Ex-TAC Gross Profit and Adjusted EBITDA are being presented because they are key supplemental financial measures of profitability and financial performance used by Outbrain’s management and its board of directors to understand and evaluate their operating performance and trends, the ability to generate cash for the business, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. However, these non-GAAP financial measures are subject to significant limitations and other companies in Outbrain’s industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this non-GAAP financial information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.

(2)
Ex-TAC Gross Profit is defined as gross profit plus other cost of revenue. The following table presents the reconciliation of Ex-TAC Gross Profit to gross profit, the most directly comparable U.S. GAAP measure, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
	(estimated)	(actual)	(estimated)	(actual)
Revenue	$234,586	$248,229	$889,875	$935,818
Traffic acquisition costs	(166,247)	(184,425)	(653,731)	(708,449)
Other cost of revenue	(12,277)	(10,572)	(44,042)	(42,571)
Gross profit	56,062	53,232	192,102	184,798
Other cost of revenue	12,277	10,572	44,042	42,571
Ex-TAC Gross Profit	$68,339	$63,804	$236,144	$227,369

(3)
Adjusted EBITDA is defined as net income (loss) before gains related to convertible debt; interest expense; interest income and other (expense) income, net; provision for income taxes; depreciation and amortization; stock-based compensation, and other income or expenses that we do not consider indicative of our core operating performance, including, but not limited to, merger and acquisition costs, regulatory matter costs, and severance costs related to our cost saving initiatives. The following table presents the reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable U.S. GAAP measure, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
	(estimated)	(actual)	(estimated)	(actual)
Net (loss) income	$(167)	$4,057	$(711)	$10,242
Gain on convertible debt	—	—	(8,782)	(22,594)
Interest expense	699	965	3,649	5,393
Interest income and other income, net	(1,522)	(2,060)	(9,209)	(7,793)
Provision for income taxes	3,525	2,748	2,415	6,113
Depreciation and amortization	4,985	4,945	19,479	20,702
Stock-based compensation	3,974	2,988	15,461	12,141
Regulatory matter costs	—	—	—	742
Acquisition-related costs(a)	5,469	—	14,256	—
Severance and related costs	—	361	742	3,509
Adjusted EBITDA	$16,963	$14,004	$37,300	$28,455

(a)	Includes costs related to the acquisition of Teads.

Teads Preliminary Estimated Financial Information

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(in thousands)	(estimated)	(actual)	(estimated)	(actual)
Revenue	$188,953	$219,393	$617,435	$649,812
Ex-TAC Gross Profit(1)(2)	$119,862	$148,338	$386,604	$426,556
Adjusted EBITDA(1)(3)	$52,160	$82,138	$122,663	$170,541

(1)
Ex-TAC Gross Profit and Adjusted EBITDA are non-IFRS financial measures. Non-IFRS financial measures should be viewed in addition to, and not as an alternative for, Teads’ historical financial results prepared in accordance with IFRS. Non-IFRS financial information does not represent a comprehensive basis of accounting.

(2)	Ex-TAC Gross Profit is defined as gross profit plus other cost of revenue. The following table presents the reconciliation of Ex-TAC Gross Profit to gross profit for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(in thousands)	(estimated)	(actual)	(estimated)	(actual)
Revenue	$188,953	$219,393	$$617,435	$$649,812
Traffic acquisition costs	(69,091)	(71,055)	(230,831)	(223,256)
Other cost of revenue(a)	(26,441)	(28,345)	(106,414)	(105,379)
Gross profit	93,421	119,993	280,190	321,177
Other cost of revenue(a)	26,441	28,345	106,414	105,379
Ex-TAC Gross Profit	$119,862	$148,338	$386,604	$426,556

(a)	Other cost of revenue for Teads is subject to accounting policy alignment with Outbrain, with no impact on Ex-TAC Gross Profit included in the above table.

(3)
Teads defines Adjusted EBITDA as profit for the year/period before income tax expense, finance costs, other financial income and expenses, depreciation and amortization, other expenses and income (capital gains, non-recurring litigation, restructuring costs) and share-based compensation. This may not be comparable to similarly titled measures used by other companies. Further, this measure should not be considered as an alternative for net income as the effects of income tax expense, finance costs, other financial income and expenses, depreciation and amortization, other expenses and income (capital gains, non-recurring litigation, restructuring costs, merger and acquisition costs) and share-based compensation excluded from Adjusted EBITDA do ultimately affect the operating results. Teads believes that Adjusted EBITDA is a useful supplementary measure for evaluating the operating performance of Teads’ business. The following table presents the reconciliation of Adjusted EBITDA to Profit (loss) for the year/period for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(in thousands)	(estimated)	(actual)	(estimated)	(actual)
Net income	$69,613	$33,239	$89,318	$95,823
Finance costs	116	107	1,176	929
Other financial (income) and expenses	(13,973)	6,711	(26,404)	(4,549)
Provision for income taxes	16,143	18,701	38,256	42,186
Depreciation and amortization	3,027	3,304	12,834	12,142
Share-based compensation(a)	(28,089)	17,943	—	17,943
Severance costs	393	1,274	1,593	4,453
Merger and acquisition costs	4,930	859	5,890	1,614

Adjusted EBITDA	$52,160	$82,138	$122,663	$170,541

(a)
With respect to the valuation and accounting of the Altice Teads Phantom Stock Appreciation Right Plan (“PSAR Plan”), following the signature of the Share Purchase Agreement on August 1, 2024, it is expected that the plan will be terminated at the closing date, and the vested awards will be cash-settled. As a consequence, the plan was reclassified from an equity-settled plan to a cash-settled plan and Teads recognized a share-based payments expense until August 1, 2024. In addition, based on the estimation of the amount of the cash settlement at the closing date, Teads did not record any liability related to the PSAR Plan and recorded a reversal of the social charges recorded until August 1, 2024.  For the nine months ended September 30, 2024, Teads recorded an expense of $28.1 million.

Combined Company Preliminary Estimated Financial Information

For the year ended December 31, 2024, on a combined company basis, Outbrain expects revenue to be approximately $1,507.3 million, Ex-TAC Gross Profit to be approximately $622.7 million and Adjusted EBITDA to be approximately $160.0 million.

The Company updated its previous guidance around its expectation on cost synergies following completion of the Acquisition. See Item 7.01 for a discussion on the Acquisition synergies.

The information provided under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in this Current Report under Item 1.01 under the heading “Credit Agreement” is incorporated into this Item 2.03 by reference to the extent required.

Item 2.05.
Costs Associated with Exit or Disposal Activities.

On February 3, 2025, in connection with the completion of the Acquisition, the Company announced a restructuring plan (the “Plan”), involving a reduction in workforce, as part of its efforts to streamline operations and reduce duplication of roles. The Company estimates that it will incur approximately $20 million to $25 million in charges in connection with the Plan, of which approximately $18 million to $24 million is expected to be incurred in 2025. These charges consist primarily of severance payments.

The actions associated with the employee restructuring under the Plan are expected to be initiated the week of February 3, 2025, implemented in large part by the second quarter of 2025 and completed by the first quarter of 2026.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, and actual amounts may differ materially from estimates.

In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

Item 3.02
Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Common Stock was issued in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

The Company anticipates the appointment of two additional new directors to the Company's board of directors (the “Board”) following the Acquisition Closing Date.

See Item 5.03 below.

Item 5.03.
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the contemplated appointment of two designees of Altice Teads to the Board, the Board approved an amendment to the Company’s Amended and Restated Bylaws (as so amended, the “Amended Bylaws”), effective as of such date, to increase the authorized number of directors from nine to 11, as set forth in Article II Section 1 of the Amended Bylaws.

A copy of the Amended Bylaws is attached hereto as Exhibit 3.1.

Item 7.01.
Regulation FD Disclosure.

On February 3, 2025, the Company issued a press release announcing, among other things, the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In addition, on or after February 3, 2025, certain of the following information may be shared with investors:

Acquisition Synergies

The Company previously announced its expectation to achieve $50 – 60 million of annual revenue and cost synergies in the second full year following completion of the Acquisition, with further opportunities for expanded synergies in the following years. The Company now expects to realize approximately $65 – 75 million of annual synergies in fiscal year 2026, with further opportunities for expanded synergies in the following years. Of this amount, approximately $60 million relates to cost synergies, including approximately $45 million of compensation related expenses. The Company plans to action approximately 70% of the compensation related expense savings during the first month post-closing. The upsize in expected synergies follows a robust integration planning process, enabling a larger and more rapid synergy capture.

Principal Drivers of the Preliminary Estimated Unaudited Financial Information for the Quarter and Year Ended December 31, 2024

Outbrain

For the three months ended December 31, 2024, Outbrain expects revenue to be approximately $234.6 million, compared to $248.2 million for the three months ended December 31, 2023. For the fiscal year ended December 31, 2024, Outbrain expects revenue to be approximately $889.9 million, compared to $935.8 million for the fiscal year ended December 31, 2023. These expected decreases are primarily due to experiencing lower ad impressions from certain supply partners, partially offset by growth from adding new media partners.

For the three months ended December 31, 2024, Outbrain expects Ex-TAC Gross Profit to be approximately $68.3 million, within the previously announced guidance for the quarter of $67.5 - $72.5 million, and an increase compared to $63.8 million for the three months ended December 31, 2023. The expected increase relative to the same period last year is primarily due to a net favorable change in revenue mix and improved performance from certain deals.  For the year ended December 31, 2024, Outbrain expects Ex-TAC Gross Profit to be approximately $236.1 million, within the previously announced guidance for the year of $235.3 - $240.3 million, and an increase compared to $227.4 million for the fiscal year ended December 31, 2023. The expected increase compared to last year is primarily due to a net favorable change in revenue mix.

For the three months ended December 31, 2024, Outbrain expects Adjusted EBITDA to be approximately $17.0 million, within the previously announced guidance for the quarter of $15.0 - $18.5 million, and an increase compared to $14.0 million for the three months ended December 31, 2023. The expected increase compared to the same period last year is primarily due to higher Ex-TAC Gross profit, offset in part by slightly higher operating costs.  For the year ended December 31, 2024, Outbrain expects Adjusted EBITDA to be approximately $37.3 million, within the previously announced guidance for the year of $35.3 - $38.8 million, and an increase compared to $28.5 million for the fiscal year ended December 31, 2023. The expected increase compared to last year is primarily due to higher Ex-TAC Gross Profit.

For a reconciliation of the above-mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to Item 2.02 of this Current Report.

Teads

For the three months ended December 31, 2024, Teads expects revenue to be approximately $189.0 million, compared to $219.4 million for the three months ended December 31, 2023.

The expected decrease is primarily due to employee and management distractions which led to higher than usual employee turnover.  Teads believes such effects, which are inconsistent with similar past periods, largely stem from Altice’s sale process for Teads that began in the second half of 2023 and accelerated following the August 2024 Acquisition announcement. Following the announcement, Teads implemented a pause on new hires, which also impacted financial results especially in combination of higher than usual employee turnover. The most significant impact was felt in the United States, Teads’ largest market, which comprised approximately 55% of the total global year-over-year revenue decline.  U.S. revenue is expected to decline by over 20% in the fourth quarter while the number of quota carrying sales representatives in the U.S. decreased by 20% in the fourth quarter, on a year-over-year basis. Following months of planning, management feels confident about the quality, motivation and size of the combined company to execute successfully post merger.

Teads also believes that political instability in France, a top three market for Teads, led to a one-off decline in spend during the fourth quarter, comprising approximately 25% of the total year-over-year decline in revenue. Teads witnessed certain customers defer spend otherwise budgeted for the fourth quarter of 2024 to later periods, which in turn is driving strong year-over-year revenue growth in January 2025.

Teads’ revenue decline in the fourth quarter was partially offset by 120% year-over-year revenue growth in the CTV segment, which exceeded 10% of total revenue for the quarter.

For the fiscal year ended December 31, 2024, Teads expects revenue to be approximately $617.4 million, compared to $649.8 million for the fiscal year ended December 31, 2023. The expected decrease is primarily due to the revenue headwinds impacting the fourth quarter as described above, as revenue for the nine months ended September 30, 2024 was down 1% as compared with the corresponding prior year period.

For the three months ended December 31, 2024, Teads expects Ex-TAC Gross Profit to be approximately $119.9 million, compared to $148.3 million for the three months ended December 31, 2023. The expected decrease is primarily due to lower revenue and an accelerated mix shift to CTV, which generally has a lower margin profile, though an increase in CTV margin year-over-year has been observed as a result of stronger adoption of  CTV Native Product.

For the fiscal year ended December 31, 2024, Teads expects Ex-TAC Gross Profit to be approximately $386.6 million, compared to $426.6 million for the fiscal year ended December 31, 2023. The expected decrease is primarily driven by Teads’ lower Ex-TAC Gross Profit in the fourth quarter.

For the three months ended December 31, 2024, Teads expects Adjusted EBITDA to be approximately $52.2 million, compared to $82.1 million for the three months ended December 31, 2023. The expected decrease is primarily due to the same factors that led to lower Ex-TAC Gross Profit, as operating expenses were managed tightly during the period and largely in line with the corresponding prior year period. For the fiscal year ended December 31, 2024, Teads expects Adjusted EBITDA to be approximately $122.7 million, compared to $170.5 million for the fiscal year ended December 31, 2023. The expected decrease is primarily driven by Teads’ lower Adjusted EBITDA for the fourth quarter.

For a reconciliation of the above mentioned non-IFRS financial measures to the most directly comparable IFRS financial measures, please refer to Item 2.02 of this Current Report.

The information set forth in this Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01.
Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1*	Amendment to the Share Purchase Agreement, dated February 3, 2025, by and among Outbrain Inc., Altice Teads S.A. and TEADS
3.1	Amended and Restated Bylaws of the Company, as amended on February 3, 2025.
4.1	Amendment to the Investors’ Rights Agreement, dated February 3, 2025, by and among Outbrain Inc. and the other parties thereto
10.1*+
Credit Agreement, dated February 3, 2025, by and among Outbrain Inc., OT Midco Inc., the additional borrowers party thereto from time to time, Goldman Sachs Bank USA, as sole administrative agent and swingline lender, U.S. Bank Trust Company, National Association, as the collateral agent, and the lenders, issuing banks and arrangers party thereto from time to time

10.2	Registration Rights Agreement, dated February 3, 2025, by and between Outbrain Inc. and Altice Teads S.A.
10.3	Stockholders Agreement, dated February 3, 2025, by and between Outbrain Inc. and Altice Teads S.A.
99.1	Press Release, dated February 3, 2025, issued by Outbrain Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulations S-K, but will be furnished to the SEC upon request.
+	Portions of Exhibit 10.1 have been redacted in accordance with Item 601(b)(2)(ii) of Regulation S-K.

Cautionary Note About Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. These statements are based on current expectations, estimates, forecasts and projections about the industries in which Outbrain and Teads operate, and beliefs and assumptions of Outbrain’s management. Forward-looking statements may include, without limitation, statements regarding possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, expected synergies and statements of a general economic or industry-specific nature. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions, or are not statements of historical fact. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: risks that the Acquisition disrupts current plans and operations or diverts management’s attention from its ongoing business; the initiation or outcome of any legal proceedings that may be instituted against Outbrain or Teads, or their respective directors or officers, related to the Acquisition; unexpected costs, charges or expenses resulting from the Acquisition; the ability of Outbrain to successfully integrate Teads’ operations, technologies and employees; the ability to realize anticipated benefits and synergies of the Acquisition, including the expectation of enhancements to Outbrain’s services, greater revenue or growth opportunities, operating efficiencies and cost savings; overall advertising demand and traffic generated by Outbrain and the combined company’s media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of Outbrain and the combined company’s control, such as U.S. and global recession concerns; geopolitical concerns, including the ongoing war between Ukraine-Russia and conditions in Israel and the Middle East; supply chain issues; inflationary pressures; labor market volatility; bank closures or disruptions; the impact of challenging economic conditions; political and policy uncertainties; and other factors that have and may further impact advertisers’ ability to pay; Outbrain and the combined company’s ability to continue to innovate, and adoption by Outbrain and the combined company’s advertisers and media partners of expanding solutions; the success of Outbrain and the combined company’s sales and marketing investments, which may require significant investments and may involve long sales cycles; Outbrain and the combined company’s ability to grow their business and manage growth effectively; the ability to compete effectively against current and future competitors; the loss or decline of one or more large media partners, and Outbrain and the combined company’s ability to expand advertiser and media partner relationships; conditions in Israel, including the ongoing war between Israel and Hamas and other terrorist organizations, may limit Outbrain and the combined company’s ability to market, support and innovate their products due to the impact on employees as well as advertisers and advertising markets; Outbrain and the combined company’s ability to maintain revenues or profitability despite quarterly fluctuations in results, whether due to seasonality, large cyclical events or other causes; the risk that research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of Outbrain or the combined company’s recommendation engine to accurately predict attention or engagement, any deterioration in the quality of Outbrain or the combined company’s recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on Outbrain and the combined company’s ability to collect, use and disclose data to deliver advertisements; Outbrain and the combined company’s ability to extend their reach into evolving digital media platforms; Outbrain and the combined company’s ability to maintain and scale their technology platform; the ability to meet demands on our infrastructure and resources due to future growth or otherwise; the failure or the failure of third parties to protect Outbrain and the combined company’s sites, networks and systems against security breaches, or otherwise to protect the confidential information of Outbrain and the combined company; outages or disruptions that impact Outbrain or the combined company or their service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which Outbrain and the combined company operate; the challenges of compliance with differing and changing regulatory requirements; the timing and execution of any cost-saving measures and the impact on Outbrain and the combined company’s business or strategy; and the other risk factors and additional information described under the heading “Risk Factors” in Item 1A of Outbrain’s Annual Report on Form 10-K filed with the SEC on March 8, 2024 for the year ended December 31, 2023, Outbrain’s Form 10-Q filed with the SEC on August 8, 2024 for the period ended June 30, 2024, Outbrain’s Form 10-Q filed with the SEC on November 7, 2024 for the period ended September 30, 2024 and in subsequent reports filed with the SEC.

Accordingly, you should not rely upon forward-looking statements as an indication of future performance. Outbrain cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Outbrain and the combined company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. Outbrain undertakes no obligation, and does not assume any obligation, to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Outbrain has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.
Date:	February 3, 2025
		By:	/s/ David Kostman
Name: David Kostman
Title: Chief Executive Officer